UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

BARRETT BUSINESS SERVICES, INC.
(Name of registrant as specified in its charter)

ESTATE OF WILLIAM W. SHERERTZ KIMBERLY J. JACOBSEN SHERERTZ CHARLES M. GILLMAN
(Name of person(s) filing proxy statement, if other than the registrant)

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Headline: Meeting of Barrett Business Services Shareholders Called for March 13th

Vancouver, Washington – On February 8, 2012 a stockholder group led by Kimberly J. Jacobsen Sherertz and the estate of her late husband William W. Sherertz delivered a written request to BBSI that the Board convene a meeting of the stockholders on March 13, 2012 and that BBSI make its books, records and stockholder lists available for copying and inspection by Ms. Sherertz and the Estate.

The stockholder group has provided the incumbent Board of Barrett Business Services, Inc. with documentation proving that Ms. Sherertz and the Estate of her former Chairman and CEO William W. Sherertz owns more than 25% of the outstanding shares of the company. The BBSI bylaws clearly state that any shareholder group owning more than 25% of the outstanding shares is entitled to call a special meeting of the stockholders.

The stockholder group fully expects the incumbent Board to grant this special meeting request now that all of the requirements for such a meeting have been satisfied. The stockholder group still stands in strong support of current CEO Mike Elich, the branch managers and the executives of the company. “An improved Board of Directors will benefit every one of the stockholders of Barrett Business Services. A new Board will also provide every member of the Barrett Business Services team with the tools that they need to accelerate the organic growth of our company and better serve our clients,” said Ms. Sherertz.

The press release set forth above was originally issued by the same parties on February 8, 2012 (the “Previous Release”). The legend below is hereby incorporated by reference into the Previous Release as if first set forth therein.

“BBSI STOCKHOLDERS FOR VALUE” CONSISTS OF THE ESTATE OF WILLIAM W. SHERERTZ (THE “ESTATE”), KIMBERLY J. JACOBSEN SHERERTZ INDIVIDUALLY AND AS SOLE REPRESENTATIVE OF THE ESTATE, KEITH L. BARNES, CHARLES M. GILLMAN, W. SCOTT ROMBACH, MICHAEL L. BOGUSKI, LAWRENCE D. FIRESTONE, DANIEL C. MOLHOEK AND MARK D. STOLPER. THE ESTATE AND EACH OF MS. SHERERTZ AND MESSRS. BARNES, GILLMAN, ROMBACH, BOGUSKI, FIRESTONE, MOLHOEK AND STOLPER (THE “PARTICIPANTS”) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO BARRETT BUSINESS SERVICES, INC.’S (“BBSI”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF STOCKHOLDERS THAT THE RECORD HOLDER OF THE SHARES BENEFICIALLY OWNED BY THE ESTATE AND MS. SHERERTZ REQUESTED BE HELD ON MARCH 13, 2012. IN CONNECTION WITH THE PARTICIPANTS’ INTENDED PROXY SOLICITATION, THEY HAVE FILED A PRELIMINARY AND A REVISED PROXY STATEMENT WITH THE SEC AND INTEND TO FILE A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT STOCKHOLDERS OF BBSI. INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON DECEMBER 30, 2011 AND THEIR REVISED PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON FEBRUARY 8, 2012, WHICH ARE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS OF BBSI ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION AND SUCH STOCKHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT. THE DEFINITIVE PROXY STATEMENT WHEN FILED AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

Contact:

Frederic Dorwart

FREDERIC DORWART, LAWYERS

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